                            File Number 5423-356-6


                           [LOGO STATE OF ILLINOIS]


Whereas, ARTICLES OF INCORPORATION OF UNITED FINANCIAL MORTGAGE, CORP. INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.


Now Therefore, I, Jim Edgar, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

     In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 30th day of April A.D. 1986 and of the Independence of the United States the two hundred and 10th.

[SEAL OF STATE OF ILLINOIS]

                               /s/ Jim Edgar
                               -----------------------
                                 SECRETARY OF STATE

                                   JIM EDGAR
                              Secretary of State
                              State of Illinois
                           ARTICLES OF INCORPORATION

   Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned incorporator(s) hereby adopt the following Articles of Incorporation.

   ARTICLE ONE  The name of the corporation is United Financial Mortgage, Corp.
                ---------------------------------------------------------------
               (shall contain the word "corporation", "company", "incorporated",

                ---------------------------------------------------------------
                            "limited", or an abbreviation thereof)


   ARTICLE TWO  The name and address of the initial registered agent and its registerd office are:

                Registered Agent
                           Richard        Barry          Michaels
                         ------------------------------------------------------
                           First Name       Middle Name        Last Name

                Registered Office
                           179 West Washington Street - Suite 500
                         ------------------------------------------------------
                           Number         Street        Suite # (A.P.O. Box
                                                        alone is not acceptable)

                           Chicago        60602          Cook
                         ------------------------------------------------------
                           City                Zip Code         County

   ARTICLE THREE The purpose or purposes for which the corporation is organized are:

   If not sufficient space to cover this point, add one or more sheets of this size.

to buy sell trade or otherwise deal in the real estate market incluidng the writing or mortgages as a direct mortgage company or as an agent on behalf of others, to trade in mortgages and commercial paper and any other lawful business purpose as allowable under the Illinois Business Corporation Act.

   ARTICLE FOUR Paragraph 1: The authorized shares shall be:

                     Class   *Par Value per share    Number of shares authorized
            --------------------------------------------------------------------
                   NONE              NPV                        100
            --------------------------------------------------------------------

            --------------------------------------------------------------------

            --------------------------------------------------------------------

            Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

            If not sufficient space to cover this point, add one or more sheets of this size.

   ARTICLE FIVE The number of shares to be issued initially, and the consideration to be received by the corporation therefor, are:

                       *Par value     Number of shares    Consideration to be
            Class       per share  proposed to be issued   received therefor
            --------------------------------------------------------------------
            NONE          NPV              100            $ 1,000.00
            --------------------------------------------------------------------
                                                          $
            --------------------------------------------------------------------
                                                          $
            --------------------------------------------------------------------
                                                          $
            --------------------------------------------------------------------
                                                    TOTAL $ 1,000.00
                                                          ----------------------


* A declaration as to a "par value" is optional. This space may be marked "n/a" when no reference to a par value is desired

ARTICLE SIX     OPTIONAL
                The number of directors constituting the initial board of directors of the corporation is ______________________, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

                Name                            Residential Address
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ARTICLE SEVEN OPTIONAL
                (a)  It is estimated that the value of all property to          $___________________
                     be owned by the corporation for the following year
                     wherever located will be:
                (b)  It is estimated that the value of the property to be       $___________________
                     located within the State of Illinois during the
                     following year will be:
                (c)  It is estimated that the gross amount of business          $___________________
                     which will be transacted by the corporation during
                     the following year will be:
                (d)  It is estimated that the gross amount of business          $___________________
                     which will be transacted from places of business
                     in the State of Illinois during the following year
                     will be:

ARTICLE EIGHT OTHER PROVISIONS
                Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing pre-emptive rights; denying cumulative voting; regulating internal affairs; voting majority requirements; fixing a duration other than perpetual; etc.

                      NAMES & ADDRESSES OF INCORPORATORS
     The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.
Date     4-28    , 1996
    --------------------
                Signatures and Names                       Post Office Address
     1.  /s/ Joseph Khoshabe                    1.  111 Bruyham
         ------------------------------             ----------------------------
                  Signature                                     Street

         Joseph Khoshabe                            Schaumburg, ILL      60199
         ------------------------------             ----------------------------
         Name (please print)                        City/Town      State   Zip


     2.                                         2.
         ------------------------------             ----------------------------
                  Signature                                     Street

         ------------------------------             ----------------------------
         Name (please print)                        City/Town      State   Zip

     3.                                         3.
         ------------------------------             ----------------------------
                  Signature                                     Street

         ------------------------------             ----------------------------
         Name (please print)                        City/Town     State    Zip

(Signatures must be in ink on original document. Carbon copy, xerox or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the executive shall be by its President or Vice-President and verified by him, and attested by its Secretary or an Assistant Secretary.

                                 Form BCA-2.10

File No.________________________________________________________________________

================================================================================
ARTICLES OF INCORPORATION

[SEAL]


                                 FEE SCHEDULE

The following fees are required to be paid at the time of issuing the Certificate of Incorporation: FILING FEE $75.00; INITIAL LICENSE FEE of 1/20th of 1% of the consideration to be received for initial issued shares (See Art.
5). MINIMUM $.50; INITIAL FRANCHISE TAX of 1/10 of 1% of the consideration to be received for initial issued shares (see Art. 5), MINIMUM $25.00.

                             EXAMPLES OF TOTAL DUE

        Consideration to                        TOTAL
            Received                            Due*
================================================================================
        up to $1,000                            $100.50
--------------------------------------------------------------------------------
         $  5,000                               $100.50
--------------------------------------------------------------------------------
         $ 10,000                               $105.00
--------------------------------------------------------------------------------
         $ 25,000                               $112.50
--------------------------------------------------------------------------------
         $ 50,000                               $150.00
--------------------------------------------------------------------------------
         $100,000                               $225.00
--------------------------------------------------------------------------------
Includes Filing Fee + License Fee + Franchise Tax

                                  RETURN TO:

                            Corporation Department
                              Secretary of State
                          Springfield, Illinois 62756
                           Telephone: (217) 782-6981

================================================================================

                            File Number 5423-356-6


                           [LOGO STATE OF ILLINOIS]


Whereas, ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF UNITED FINANCIAL MORTGAGE, CORP. INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

     In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 16th day of December A.D. 1993 and of the Independence of the United States the two hundred and 18th.

[SEAL OF STATE OF ILLINOIS]

                             /s/ George H. Ryan
                             ----------------------------
                                 SECRETARY OF STATE

Form BCA - 10.30         ARTICLES OF AMENDMENT

(Rev. Jan 1991)                                        File # 5423-356-6
--------------------------------------------------------------------------------
George H. Ryan
Secretary of State                                       SUBMIT IN DUPLICATE
Department of Business Services        FILED
Springfield IL 62756                                 ---------------------------
Telephone (217) 782-1832           DEC 16 1993           This space for use by
                                                          Secretary of State
--------------------------------
                                                        Date 12-16-93

                                                        Franchise Tax   $
Remit payment in check or money                         Filing Fee*     $ 25.00
order, payable to "Secretary of State."                 Penalty         $

                                                        Approved: /s/ MR
--------------------------------------------------------------------------------

1. CORPORATE NAME:   United Financial Mortgage, Corp.
                   -------------------------------------------------------------
                                                                        (Note 1)
2. MANNER OF ADOPTION AND TEXT OF AMENDMENT:

     The following amendment of the Articles of Incorporation was adopted on December 3, 1993 in the manner indicated below. ("X" one box only)

   [_] By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected; or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
                                                                        (Note 2)

   [_] By a majority of the board of directors, in accordance with Section
       10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;

                                                                        (Note 3)

   [_] By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

                                                                        (Note 4)

   [_] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;

                                                                        (Note 4)

   [X] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

                                                                        (Note 4)

When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

Article 1: The name of the corporation is:

                        United Financial Mortgage Corp.
--------------------------------------------------------------------------------
                                  (NEW NAME)

                All changes other than name, include on page 2
                                    (over)

                               Text of Amendment

    (Any article being amended is required to be set forth in its entirety)


     RESOLVED, that the Articles of Incorportation be further amended to read as follows:

          That the authorized shares of the Corporation, no par value, Common Stock shall be increased from One Hundred (100) Common
          Shares to Twenty Million (20,000,000) common shares; and Five
          Million (5,000,000) shares of preferred stock. Such preferred stock to be issued by the Corporation with such rights, preferences, designations and other terms and conditions as the Board of Directors of the Corporation shall determine from time to time.

3. The manner in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert "No change")

          No Change

4. (a) The manner in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows:
     (If not applicable, insert "No change")

          No Change

     (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No change")

          No Change

                                             Before Amendment    After Amendment

                        Paid-in Capital      ________________    _______________

                      (Complete either Item 5 or 6 below)

5. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

     Dated         December 3, 1993            United Financial Mortgage, Corp.
           --------------------------------   ----------------------------------

     attested by  /s/  Joseph Khoshabe         by /s/     Joseph Khoshabe
                 --------------------------       ------------------------------
                 (Signature of Secretary or         (Signature of President or
                    Assistant Secretary)                 Vice President)

                 Joseph Khoshabe, Secretary         Joseph Khoshabe, President
                 --------------------------    ---------------------------------
                    (Type or Print Name                (Type or Print Name
                         and Title)                         and Title)

6. If amendment is authorized by the incorporators, the incorporators must sign below.

                                      OR

     If amendment is authorized by the directors and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below.

     The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

     Dated___________________, 19 ____

     __________________________________       __________________________________

     __________________________________       __________________________________

     __________________________________       __________________________________

     __________________________________       __________________________________

                            NOTES and INSTRUCTIONS

NOTE 1: State the true exact corporate name as it appears on the records of the office of the Secretary of State, BEFORE any amendments herein reported.

NOTE 2: Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected.
                                                                     ((S) 10.10)

NOTE 3: Directors may adopt amendments without shareholder approval in only six instances, as follows:
         (a) to remove the names and addresses of directors named in the articles of incorporation;
         (b) to remove the name and address of the initial registered agent and registered office, provided a statement pursuant to (S) 5.10 is also filed;
         (c) to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby;
         (d) to change the corporate name by substituting the word "corporation", "incorporated", "company", "limited", or the abbreviation "corp.", "inc.", "co.", or "ltd." for a similar word or abbreviation in the name, or by adding a geographical attribution to the name;
         (e) to reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with (S) 9.05,
         (f)  to restate the articles of incorporation as currently amended.
                                                                     ((S) 10.15)

NOTE 4: All amendments not adopted under (S) 10.10 or (S) 10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

         Shareholder approval may be (1) by vote at a shareholders' meeting (either annual or special) or (2) by consent, in writing, without a meeting.

         To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least 2/3 of the outstanding shares entitled to vote on the amendment (but if class voting applies, then also at least a 2/3 vote within each class is required).

         The articles of incorporation may supercede the 2/3 vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a
         majority within each class when class voting applies.       ((S) 10.20)

NOTE 5: When shareholder approval is by consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment.
                                                             ((SS) 7.10 & 10.20)

         The filing fee for articles of amendment - $25.00
         The filing fee for restated articles - $100.00.